Exhibit 10.1

Press Release #200101X	FOR IMMEDIATE RELEASE	September 8, 2010

Enertopia Clean Water Initiative in Haiti

Vancouver, BC—Enertopia Corporation (ENRT) (the "Company" or "Enertopia") announces that its Manager, Clean Water Division, is in Haiti at this time, where he will be meeting with regional, national, and international organizations and individuals to discuss challenges and opportunities regarding the delivery of safe and clean drinking water. Enertopia thanks all those organizations that are willing to meet and help to repair Haiti’s badly damaged clean water infrastructure.

Enertopia is conducting a number of water quality tests while in Haiti during the next week. Enertopia is delivering for temporary use, sufficient water testing equipment to be able to provide reliable data as to the quality of various water sources and storage areas. Most often, there is little or no existing data as to water turbidity, bacteria or contaminants. Understanding these impurities is crucial in order to properly design effective water filtration systems.

Enertopia will have a water well expert in Haiti for the next week who is a specialist in water well and system remediation. He will be using down-hole monitoring equipment including specialized cameras and more, to examine water well sources and recommend the most efficient and effective means of repairs and replacements.

Enertopia hopes that all the information gathered during this demanding series of field visits, will eventually lead to designs and orders for solar powered water filtration units, and clean water delivery and storage systems. Enertopia has previously announced its intention to donate a solar powered water filtration unit to Haiti. The delivery of that unit has been delayed while issues of security and logistics are decided, though the Company stands ready to provide a unit whenever possible.

About Enertopia

Enertopia (www.enertopia.com) is an emerging growth company specializing in the funding and development of both proven and new clean energy and clean water technologies. Specialties include heat recovery and design operations, Solar Thermal, and Solar PV. Enertopia offers a portable and scalable solar-powered water purification unit. Enertopia’s shares are quoted in the USA with symbol ENRT and in Canada with symbol TOP. For additional information, please visit www.enertopia.com or call Robert McAllister, President, Enertopia Corporation at 1.250.717.0977

Media Contact:

Pat Beechinor, Media Relations, Enertopia Corporation
403.463.4119 or beechinor@utopia2030.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, evaluation of clean energy projects for participation and/or financing, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, access to capital, and other factors which may be identified from time to time in the Company's public announcements and filings. The Company's evaluation of alternative energy projects in the heat recovery, solar thermal, solar PV and water purification; and of conventional energy projects in the oil and natural gas sectors provides no assurance that any particular project will have any material effect on the Company.